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                                                                   EXHIBIT 10.19

                        REVISED MASTER SERVICE AGREEMENT

This Master Service Agreement, dated as of August 29, 2003 (the "REVISED EFFECTIVE DATE"), is between WebSideStory, Inc., a Delaware corporation located at 10182 Telesis Court, 6th Floor, San Diego, CA 92121 ("WSS") and the remaining undersigned entities (collectively, "WDIG"), having a principal place of business at 500 South Buena Vista Street, Burbank, California, 91521-7725. WSS and WDIG are collectively referred to herein as the Parties.

         A. WHEREAS, WSS hosts, maintains, operates, and provides the HitBox Enterprise Web analytics service (the "ENTERPRISE SERVICE") and other services ("OTHER SERVICES");

         B.       WHEREAS, WDIG operates the WDIG Sites (as defined below);

         C. WHEREAS, the Parties entered into several agreements pursuant to which WSS made the Enterprise Service available to WDIG;

         D. WHEREAS, the Parties wish to revise the terms of such agreements and extend the terms of certain of such agreements;

         E. WHEREAS, to effectuate such purpose, the Parties are hereby entering into a new agreement;

         NOW, THEREFORE, in consideration of the terms, covenants, and conditions herein contained, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.0      DEFINITIONS.

                  "ACCOUNT" means any web site or portion thereof or combination of web sites or collection of web site pages for which WDIG requests a single, unified set of Statistics and all other types of accounts including, but not limited to, accounts for the Enterprise Service, Rollups, Traffic Rollups and Global Rollups (as defined in Exhibit 1).

                  "AGREEMENT" means this Master Service Agreement, any Service Orders, and any addenda, exhibits, schedules or attachments attached to this Master Service Agreement or any Service Orders.

                  "COMMERCE SERVICE" means real-time reporting to WDIG of browser transactions on WDIG's web site, including navigational paths, new customers, repeat customers, order frequency, products purchased and all such other information that WSS makes available to other customers of the HitBox Commerce service. The Commerce Service is an Other Service.

                  "CONFIDENTIAL INFORMATION" has the meaning set forth in
         Section 11.2

                  "CONSULTING SERVICE" means professional services regarding use of Services and interpretation of resulting data.

CERTAIN MATERIAL INDICATED BY ASTERISKS HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                                                    CONFIDENTIAL

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                  "DELIVERABLES" has the meaning set forth in Section 4.2.

                  "DOWNTIME" has the meaning set forth in Exhibit D.

                  "REVISED EFFECTIVE DATE" has the meaning set forth in the preamble to this Agreement.

                  "EIV AFFILIATES" has the meaning set forth in Section 11.5

                  "ENTERPRISE SERVICES" has the meaning set forth in Recital A.

                  "HitBox Enterprise Statistics" are Statistics (as defined below) derived from or relating to the HitBox Enterprise Service.

                  "HTML CODE" is as defined in Section 2.1.1.

                  "OTHER SERVICES" has the meaning set forth in Recital A.

                  "PAGES" is as defined in Section 2.1.

                  "CUSTOM REPORT CONSULTING SERVICE" has the meaning set forth in Exhibit C.

                  "REPORTS" means reports of the Statistics.

                  "REPRESENTATIVES" has the meaning set forth in Section 11.1.

                  "SERVICE ORDER" means an order from WDIG to WSS for the provision of specified services on defined terms.

                  "SERVICES" means those of the Enterprise Service and/or Other Services covered by Service Orders.

                  "STATISTICS" means real-time reporting of web site statistics and any data collected and retained by WSS relating thereto, if any. HitBox Enterprise Statistics are a subset of Statistics.

                  "SUBCONSULTANTS" has the meaning set forth in Exhibit B.

                  "TERM" has the meaning set forth in Section 8.1

                  "TOTAL VIEWS" has the meaning set forth in Section 2.1.

                  "WDIG"' has the meaning set forth in the preamble to this Agreement.

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                  "WDIG SITES" means the web sites, including the pages that comprise such sites, owned, operated, and/or maintained by or for WDIG, The Walt Disney Company, and any parent, subsidiary, or affiliate thereof, including but not limited to non-owned affiliate television stations.

                  "WSS" has the meaning set forth in the preamble to this Agreement.

2.0      WSS OBLIGATIONS.

         2.1 ENTERPRISE SERVICE. To the extent that Enterprise Services are included in any Service Order, the following shall apply: WSS will provide real-time reporting to WDIG of browser accesses, (no minimum or maximum unique web site pages per Account but WDIG will use commercially reasonable efforts to notify WSS if WDIG believes when it creates an Account that the Account will exceed 50,000 unique web site pages; however, WDIG's failure to so notify WSS will not constitute a breach of the Agreement), via a web based interface of the same general nature (unless otherwise mutually agreed) as that which is provided to WSS' other clients, to such web pages owned or operated by WDIG or its parent, subsidiary, related or affiliate entities, as determined by WDIG, and that are part of web sites listed on a Service Order made a part of this Agreement (the "PAGES"), including page views, unique visitors, repeat visitors, frequency of visits, peak-volume traffic periods (all available for time periods that may be specified by WDIG) and all such other information (including, without limitation, any upgrades thereof) that WSS makes available to other clients of the Enterprise Service. There is no limit on Total Views as to any Account made pursuant to this Agreement (for example, there is no threshold of Total Views whereby WDIG will be charged any additional amounts for passing that threshold). As used in this Agreement, the phrase "TOTAL VIEWS" includes all browser page views and browser reloads. In the event that WSS offers to include and WDIG wishes to include file downloads, exit links, and similar web site traffic events that WSS counts and reports on among the things about which WSS provides reports to WDIG, WDIG shall submit a Service Order to WSS accordingly, with such events to be thereafter included as "Total Views" as though originally defined as such herein. Attached as EXHIBIT E to this Agreement is a list of the statistics presently included in the Enterprise Service. WSS may freely add statistics at its own discretion [***].

                  2.1.1 CODE. Within three business days after a Service Order for a site is received by WSS, for each Service Account to which WDIG subscribes, WSS will deliver and license to WDIG for the term of this Agreement a unique account number and a copy of HitBox customer-side, HTML code ("HTML CODE") for use in connection with the web sites specified in the Service Order. Notwithstanding the foregoing, if WDIG reasonably believes that

*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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                  special circumstances require that the HTML Code be provided earlier, WDIG shall so indicate on the applicable Service Order. For the term of this Agreement, WSS grants WDIG a limited right to copy HTML Code for insertion in WDIG's Pages. WSS is not granting any other rights to the HTML Code. WSS retains ownership and all rights to the HTML Code, HitBox logos, trademarks, software, and trade secrets.

                  2.1.2 DATA & STATISTICS. WSS will process and provide HitBox Enterprise Statistics) to WDIG as part of the Enterprise Service, subject to Section 2.9.

                  2.1.3 SERVICES HOSTING. WSS shall provide, operate, maintain and support the necessary software and equipment to make the Services available for access to WDIG.

                  2.1.4 CHANGING THE STATUS OF ACCOUNTS; ADDITIONS AND DELETIONS. The procedure for adding and deleting Accounts and declaring Accounts to be inactive or suspended are set forth in Exhibit A.

                  2.1.5 SECURITY. WSS represents and warrants that, as of the Revised Effective Date and throughout the Term, it takes at least the following security measures: (a) maintaining commercially reasonable physical, electronic and managerial security measures to protect the loss, misuse and alteration of the information under WSS' control, (b) using Secure Socket Layer (SSL) connections with 128-bit encryption for certain transactions and confidential data, including but not limited to the pages of the Services displaying or through which one could access Statistics regarding the WDIG Sites, (c) securing and maintaining with a digital certificate issued by a third party certification authority the secure pages on its web sites, (d) continually monitoring system and application activity logs to identify any unusual activity, from authorized and/or unauthorized individuals accessing its systems and/or making changes to stored information, (e) performing preventative system maintenance and monitoring to ensure the security of its data systems, (f) maintaining its servers in secure facilities subject to monitoring 24 hours per day, seven days per week, (g) creating backup tapes daily and transports them off site, and (h) requiring all employees to sign confidentiality agreements and only allows its employees who need information to perform their job and who have passed background checks to be granted access to personally identifiable information or any other confidential data.

         2.2 TRAINING. WSS shall provide training as set forth in the applicable Service Orders. Training will be provided by WSS employees with appropriate functional and technical backgrounds.

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         2.3      SUPPORT. WSS shall make qualified personnel available to WDIG by telephone or email, in the English language, on a twenty-four hours per day, seven days per week basis for technical support. WSS shall use all commercially reasonable best efforts to correct technical issues during such telephonic conferences. Notwithstanding the foregoing, WSS shall provide error correction and response in accordance with the service levels set forth below:

                  PROBLEM PRIORITIES

PRIORITY   CRITICALITY                    DESCRIPTION
--------   -----------                    -----------
   1        CRITICAL    The Service is not counting.

   2        SERIOUS     The Service is counting but the use of or access to the
                        Reports is severely restricted.

   3         LOW /      Information request or the user can easily work around
            REQUEST     an existing problem and use of the Service or Reports
                        is only slightly limited or affected or not at all

         PROBLEM/BUG/ERROR RESOLUTION

CLASSIFICATION    ACKNOWLEDGEMENT            RESOLVED
--------------    ---------------            --------
   Critical         1 Hour         Up to 1 Work Day
   Serious          2 Hours        Up to 3 Work Days for Resolution
     Low            2 Work Days    Up to 5 Work Days (1)

         2.4 VERSIONS. During the term of the Agreement, WSS will make available to WDIG the most current version of the Services that are generally made available to WSS' other customers.

         2.5 ESCROW. The parties previously established an escrow with DSI Technology Escrow Services for the code and other materials necessary (but subject to the second to last sentence of this paragraph) for WDIG to operate the

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

         Services and generate Reports. The purpose of such escrow is to protect WDIG in the event that WSS ceases to do business, becomes insolvent, or files or has filed against it any bankruptcy proceeding, which purpose shall be reflected in the conditions for the release of the escrow materials. WSS represents and warrants that the materials deposited in the escrow account includes all source and object code, binaries, tools and other elements that WSS periodically backs-up to operate the Services and generate reports, as well as documentation that it possesses related thereto ("Necessary Materials"). The escrow agreement shall also provide for the verification of the deposit materials and the deposit of updates. WSS represents and warrants that a company utilizing persons skilled in the art of information technologies relating to real time monitoring and counting of web site activities; utilizing the hardware, software, and other materials set forth in the deposited documentation; and entering into contracts for the requisite materials, infrastructure and telecommunications services with the appropriate vendors could operate the Services and generate Reports using the materials deposited by WSS under this Section 2.5. WSS represents and warrants that is has and will continue to deposit updates of the Necessary Materials for each new version of the Necessary Materials created by WSS.

         2.6 SERVICE LEVEL GUARANTY. WSS shall satisfy the requirements set forth in the Service Level Guaranty, attached hereto as EXHIBIT D.

         2.7 SERVICE ORDER NUMBERING. Service Orders shall be numbered sequentially.

         2.8 OTHER SERVICES. WSS will provide Other Services, such as consulting, in accordance with Service Orders submitted by WDIG and agreed to by WSS, and in accordance with such terms as the parties shall agree in writing.

         2.9 STATISTICS. WDIG will own all the Statistics, and, without limitation, can copy, archive, export, backup, publish, distribute and use the Statistics for any legal purposes. WSS will keep all the Statistics confidential in accordance with the requirements of or rights of the parties contained in this Agreement and shall not use (except as permitted by this Section), nor permit any third party to use, any such Statistics for any purpose other than for the performance of WSS' obligations under this Agreement. Notwithstanding the foregoing, and subject in all respects to compliance with any applicable laws and regulations, WSS shall not be precluded by this Agreement from publishing Internet-wide statistics through its Statmarket Service based upon raw data aggregated from all of its accounts it deems to represent typical accounts (excluding, for example, free accounts or adult-themed accounts) (but in no event less than most of its accounts in terms of Total Views), including WDIG's HitBox Enterprise Statistics, provided that WSS provides WDIG with access to the Statmarket Service throughout the Term to ensure verification of WSS' compliance with this Section, but WSS does not have any right to, and shall not, publish WDIG's HitBox Enterprise Statistics separately or publish any other specific information about or derived from WDIG's audience, Pages, or HitBox Enterprise Statistics, or to

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         publish any Internet-wide statistics, HitBox Enterprise Statistics or any portion thereof that would in any manner identify, or permit the identification of, WDIG, WDIG's web site(s) or WDIG's products or services. In connection with the Services, WDIG will not provide, and WSS will not collect, any personally identifiable information from WDIG's web site visitors. The limitations on the collection and use of Statistics and other information by WSS set forth in this Section 2.9 shall apply to all Services provided by WSS to WDIG, including but not limited to the HitBox Enterprise Service. Nothing in this Section 2.9 shall limit WSS' right to continue to provide the Benchmarker Service to third parties, provided that none of the information provided in or through the Benchmarker Service regarding the WDIG Sites is derived in any way from information that WSS has about WDIG pursuant to the relationship set forth in this Agreement and further provided that the information provided about WDIG Sites shall be no more comprehensive than the information provided about any other website.

3.0      INVOICES, PAYMENTS, REPORTS & EXPENSES.

         3.1 GENERAL. The fees, invoicing and payment terms will be as set forth on a Service Order attached to this Agreement as EXHIBIT A and such Service Order is hereby incorporated into this Agreement and made a part of it. Any subsequent Service Orders entered into between the parties for the purpose of adding web sites to this Agreement or for Other Services will become part of this Agreement and will be governed by this Agreement. WSS will invoice WDIG in advance on a monthly basis for all monthly usage fees, and payments on all invoices shall be due within 30 days of receipt. Any set-up fees or implementation fees that may be set forth in any Service Order made a part of this Agreement are non-refundable.

         3.2 LIMITED EXPENSE REIMBURSEMENT. When WSS provides Services pursuant to a Service Order, certain expenses may be reimbursable. The total of all expenses payable pursuant to a Service Order shall not exceed the amount authorized in such Service Order. Unless otherwise set forth in a Service Order or a written agreement between the parties, all expenses incurred in the performance of a Service Order shall be subject to the Reimbursable Expense Guidelines attached to this Agreement as EXHIBIT B. Reimbursable expenses will be detailed, and WSS shall provide WDIG with original receipts or other documents to substantiate expenditures. Expenses shall be invoiced by WSS at their actual cost. Under no circumstances will the reimbursement for expenses exceed the amount specified in the applicable Service Order unless the Service Order is modified in a writing signed by authorized representatives of both parties. If a Service Order does not specify that expenses will be reimbursed, then there are no reimbursable expenses for that Service Order.

         3.3 NON-FIXED PRICE REIMBURSEMENT. If WSS is to be reimbursed for costs and expenses incurred in connection with any services or for any services performed on other than a fixed-price basis, WSS shall maintain comprehensive books and records to substantiate both the services and expenses. Such books and

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

         records will be retained by WSS for a period of at least two years from and after the completion of such services. WDIG, or its authorized representatives, shall have the right to audit such records at all reasonable times upon prior notice to WSS.

         3.4 ADDRESS FOR INVOICES. WSS shall send all invoices to the attention of:

                  Walt Disney Internet Group
                  500 South Buena Vista Street
                  Burbank, California 91521-7691
                  Attention: [***] (or such other individual as WDIG may designate in writing)

         3.5 MONTHLY REPORTS. Within fifteen (15) days of the end of each calendar month, WSS shall provide to WDIG a true and correct monthly activity report listing the open Accounts for such month and the Total Views for each such Account for such month. Such monthly activity report shall be sent via email to [***] at [***] or such other individual as WDIG may designate in writing.

4.0      PROPRIETARY RIGHTS.

         4.1 HTML CODE. For the term of this Agreement, WSS grants WDIG a limited license to copy the HTML Code for insertion in WDIG's Pages. WSS retains ownership and all rights to the HitBox logos, trademark, software, and trade secrets, and WDIG retains ownership and all rights to the WDIG web sites, Pages, logos, trademarks, software and trade secrets, as well as the Statistics.

         4.2 WORKS. Unless otherwise specified in a Service Order or as set forth with respect to customized reports in Exhibit C, WDIG will solely own all Confidential Information, WDIG intellectual property or derivatives of WDIG intellectual property that may be contained in any deliverables specified in a Service Order for Consulting Services, or arising out of such Consulting Services (the "DELIVERABLES"), except that to the extent the Deliverables contain any intellectual property that was owned by WSS prior to development of the Deliverables, or any derivatives thereof, WSS will continue to solely own the same and hereby provides to WDIG an irrevocable, non-exclusive, transferable, fully paid, perpetual license to use same in connection with the Deliverables.

         4.3 DELIVERY OF WORKS. WSS shall deliver all Deliverables to WDIG promptly upon their completion or the sooner termination of WSS' services hereunder. WSS agrees to execute any and all documents as requested by WDIG to further evidence any of the transfers or assignments provided for herein.

*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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5.0      CUSTOMER REPRESENTATIVE; STAFFING. WSS will assign a qualified member of WSS' staff to be WDIG's primary source of contact on topics relating to WDIG satisfaction, service billing, future WSS software and service direction, coordination of WSS training programs, and information on general best practices in using the Services. WSS may not employ any contractors or consultants to provide any on-site consulting services or directly interact with or provide services for WDIG without the prior written permission of WDIG. By means of example and not limitation, WSS may utilize contractors or consultants to provide information services, but not to serve as the account representatives for WDIG.

6.0      INSURANCE.

         6.1 INSURANCE. WSS and anyone performing services under a contract, either oral or written pursuant to this Agreement shall, throughout the performance of its services maintain: (i) Commercial General Liability Insurance to include contractual and products/completed operations, (which must be maintained for three years following completion of the work) with minimum limits of [***]on an occurrence form basis, and Automobile Liability coverage with minimum combined single limits of [***] protecting it and WDIG from claims for personal injury (including bodily injury and death) and property damage which may arise from or in connection with the performance of WSS' services hereunder or from or out of any negligent act or omission of WSS, its officers, directors, agents, subcontractors or employees; (ii) Workers' Compensation Insurance as required by applicable law and Employer's Liability Insurance with minimum limits of [***] per occurrence; and (iii) Professional Liability Insurance to include contractual coverage when WSS would have liability in the absence of such contract, with a minimum limit of [***] per claim, protecting it and WDIG from errors and omissions of WSS in connection with the performance of WSS' services during and for a period of at least three years after the completion of said services.

         6.2      INSURANCE PROCEDURES. All such insurance required in Section
         6.1 shall be with companies and on forms acceptable to WDIG and shall provide that the coverage thereunder may not be reduced or canceled unless 30 days' prior written notice thereof is furnished to WDIG. All insurance shall be primary and not contributory with regard to any other available insurance to WDIG. All insurance shall be written by companies with a BEST Guide rating of B+ VII or better. Certificates of insurance (or copies of policies, if required by WDIG) shall be furnished to WDIG, and such policies shall include WDIG, its parent, related and affiliated companies as additional insureds to the extent that claims are made against such companies in connection with the performance of WSS' services hereunder or from or out of any negligent act or omission of WSS, its officers, directors, agents, subcontractors or employees and WSS would be liable for any such claims in the absence of this Agreement. The additional insured requirement applies to all coverages except Workers' Compensation and Employer's Liability. The waiver of subrogation applies to all coverages.

*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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

7.0 CUSTOMER DATA & PRIVACY POLICY. WSS will not gather, request, record, require, or collect any Internet users' personal identifying information from WDIG or from its Pages. WSS may use cookies and other anonymous identifiers previously disclosed in writing to WDIG to better record audience behavior at the web sites and Pages solely for purposes consistent with the last sentence of
Section 2.1.2. WSS may create visitor profiles associated with cookies or such other anonymous identifiers solely for purposes consistent with the last sentence of Section 2.1.2, but WSS will not associate user profiles (or any other information) with personal identifying information from any source. WSS will comply with all applicable privacy laws and its privacy policies stated at www.websidestory.com/privacy related to its collection of data from WDIG's web sites and Pages. WDIG understands that WSS' privacy center enables individual Internet users to "opt out" of receiving WSS cookies. WDIG will have and abide by its privacy policy and will comply with all applicable laws relating to the collection of information from visitors to WDIG's websites. WDIG may notify visitors to its web sites that it is using WSS' HitBox service. WDIG may, if it chooses, include a link to WSS' privacy policy within WDIG's own privacy policy

8.0      TERM & TERMINATION.

         8.1 TERM. The term of this Agreement (the "TERM") shall commence on October 1, 2003 and continue to September 30, 2006.

         8.2 TERMINATION. In addition, (i) either party may terminate this Agreement immediately upon written notice to the other party if the other party commits a material breach of this Agreement and fails to cure such breach within thirty (30) days after receipt of written notice setting forth in reasonable detail the nature of such breach,
         (ii) either party may terminate this Agreement if the other party is unable to generally pay its debts as due, or enters into or files (or has filed or commenced against it) a petition, arrangement, action or other proceeding seeking relief or protection under the bankruptcy laws of the United States or similar laws of the United States or any state of the United States, and (iii) WDIG may terminate this Agreement on thirty (30) days' prior written notice if an audit performed by an independent auditor that is expert in evaluating real-time ASP based web site statistical services (e.g., Ernst & Young) (the cost of which audit shall be borne by WDIG, and which audit WSS shall cooperate with in all reasonable respects) certifies that any Statistics provided by WSS vary by more than 15% over a 30-day period from the results of such audit obtained using specifications for collecting and reporting such Statistics as set forth in WSS' then current "User Manual", unless (a) with respect only to the first such occurrence, WSS has, during such 30 day notice period, cured the cause or condition giving rise to such variance or the cause, (b) with respect only to the first such occurrence, WSS commits to correct such error or bug by a mutually agreed deadline, (c) the condition giving rise to such variance is a cause attributable to WDIG, or (d) WSS has reasonably requested and WDIG has granted one or more seven (7) day extensions of the cure period set forth in subsection (c) hereof due to causes within a third party's control. In order to preserve uninterrupted collection of Statistics in event that WDIG is late in paying fees, WSS also


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

         reserves the right and option to deny viewing access to WDIG's Accounts at any time for WDIG's failure to pay any fees within forty (40) days of when such fees are due, without terminating the Agreement, after providing five (5) business days written notice to WDIG. If WSS denies viewing access under this Section 8.2 without terminating the Agreement, WSS may continue the Service in its discretion for up to sixty (60) days and WDIG will remain obligated to pay any related fees incurred during such time. WSS and WDIG will have no other right to terminate this Agreement except as set forth in this Agreement.

         8.3 TERMINATION FOR CHANGE OF CONTROL. WDIG shall have the right to terminate the Agreement if there has been a change of control of WSS with the result that (a) WSS is controlled by a competitor of WDIG listed on Exhibit F, (b) WSS is controlled by a company, partnership, other entity, or natural person involved with the design, creation, manufacture, sale, distribution, or marketing of pornography, firearms, tobacco, alcohol, or gambling (or other businesses that might be incompatible with a business involved in children's entertainment), or
         (c) WDIG reasonably concludes the change of control will materially diminish the value of the Services or is inconsistent with WDIG's corporate interests, with notice from WDIG of such termination or consent to such change of control being delivered no later than 30 days after the date of WSS' written notice of an impending control change, and, further, with any such termination to be effective upon a date set forth in the notice provided by WDIG. Any such notice of termination may be conditional in WDIG's discretion on closing of the change of control. Under this provision, if WDIG consents to such change of control, WDIG will have the option, in its sole discretion, to renew the extended Agreement on the same terms, including but not limited to pricing, in effect as of the change in control for an additional two
         (2) years from the date the extended Agreement would otherwise expire.

         8.4 EFFECT OF TERMINATION. Upon any termination or expiration of this Agreement, WSS will cease providing the Service, and WDIG will delete all copies of WSS' HTML Code from all Pages. For all of WDIG's prepaid fees, upon any termination by WDIG for WSS' breach or bankruptcy, WDIG will receive a refund of any unused portion of such prepaid usage fees. In the event of any termination by WSS for WDIG's breach under Section 8.2, (a) WDIG shall be entitled to any refunds of any prepaid usage fees or any other fees that have been paid to be returned on a prorated basis and (b) any unpaid undisputed payment obligations for Services rendered through the date of termination will be immediately due and payable in full.

9.0      REPRESENTATIONS & WARRANTIES.

         9.1 BY EACH PARTY. Each Party represents and warrants to the other that: (a) such Party has all necessary right, power and authority to enter into this Agreement and to perform the acts required of it hereunder; and (b) the execution of this Agreement by such Party and its performance of its obligations hereunder do not and will not violate any agreement by which such Party is bound.

                                                                    CONFIDENTIAL

9.2      BY WSS.

         9.2.1 GENERAL. WSS represents and warrants that (a) its Services will be provided in a timely and professional manner and that it has the experience and skill to perform the services required to be performed by it hereunder; (b) its Services will conform substantially to descriptions relating to the Statistics contained from time to time in the online help files and other online documentation for the Services; (c) there is no claim, litigation or proceeding pending or threatened with respect to the Services or any component thereof as of the Revised Effective Date; (d) the Services and its components, and the operation and use thereof in accordance with the terms of this Agreement, do not infringe or violate any patents, or infringe or violate any copyrights, mask work rights, trademarks, trade secrets or other proprietary rights of any third party; (e) it shall comply with all applicable federal, state and local laws in effect at the time services are performed; and (f) it is adequately financed to meet any obligation it may be required to incur hereunder. Further, WSS represents and warrants to WDIG that WSS has (and will have throughout the Term) all necessary rights in and to its services and HTML Code to allow WSS to make them available to WDIG as contemplated by this Agreement.

         9.2.2 PERFORMANCE WARRANTY. WSS represents and warrants that (a) the Services shall substantially conform to and will operate in accordance with the specifications for collecting and reporting such Statistics as set forth in WSS' then current user manual, (b) there are no material defects or any material limitations in the Services which would render it essentially unsuitable for use, (c) WSS will uses all commercially reasonable efforts to promptly correct or replace the Services if the Services do not conform to the requirements of clauses (a) or (b) above. If WSS fails to correct or replace any portion of the Services that does not meet the foregoing warranties within a reasonable period of time, WDIG shall have the option of terminating its use of the Services, and receiving a refund of any unused amounts received by WSS for prepaid usage fees.

         9.2.3 YEAR 2000. WSS further represents and warrants that the Services will process dates correctly prior to, during and after the calendar year 2000. This shall include, but not be limited to, century recognition, calculations that accommodate same century and multicentury formulas and date values, and interface values that reflect the century. In the event WSS becomes aware that the Services will not or does not process data containing any date subsequent to the year 1999 correctly, WSS shall immediately notify WDIG of that fact

                                                                    CONFIDENTIAL
         and promptly correct or replace the Services to eliminate such processing problem. If WSS fails to correct or replace any portion of the Services that does not meet the foregoing warranty within a reasonable period of time, WDIG shall have the option of terminating its use of the Services, and receiving a full refund of the fees paid hereunder by WDIG.

         9.2.4 WARRANTY AGAINST ILLICIT CODE. WSS represents and warrants that: (a) the Services shall contain no computer instructions whose purpose is (i) to disrupt, damage or interfere with WDIG's or its Affiliates' use of any of their data, programs or computer or telecommunications facilities for their commercial purposes; (ii) to perform functions which are not an appropriate part of the functionality of the computer programs, documentation or other deliverables and whose result is to disrupt the use or operation of such computer programs, documentation or other deliverables. WSS shall immediately notify WDIG of any such illicit code and promptly correct or replace the Services to eliminate any illicit code. If WSS fails to correct or replace any portion of the Services that does not meet the foregoing warranty within a reasonable period of time, WDIG shall have the option of terminating its use of the Services, and receiving a full refund of the fees paid hereunder by WDIG.

10.0     LIMITATIONS ON LIABILITY & INDEMNIFICATION

         10.1 CAP ON LIABILITY. EXCEPT FOR THOSE ARISING DUE TO WSS' BREACH OF ITS REPRESENTATIONS AND WARRANTIES IN SECTIONS 9.1 and 9.2.1(c),
         (d), and (e) HEREIN, CONFIDENTIALITY OR WSS' INDEMNIFICATION OBLIGATIONS HEREUNDER OR WSS' INTENTIONAL MISCONDUCT, LIABILITY FOR ALL CLAIMS OR INDEMNITIES ARISING OUT OF THESE TERMS AND CONDITIONS, WHETHER IN CONTRACT, TORT OR OTHERWISE, SHALL NOT EXCEED[***].

         10.2 INDEMNIFICATION BY WSS. WSS shall indemnify, defend and hold harmless WDIG and its parent and subsidiary companies and their respective officers, agents, directors, employees and authorized representatives from and against any costs, losses, liabilities and expenses, (including court costs, reasonable expenses and reasonable attorney's fees) arising from any legal action, arbitration or other claim by a third party to the extent caused by (a) any breach of any of the representations or warranties made by WSS under Section 9.1 or 9.2.1(d) of this Agreement; (b) WSS' activities hereunder; or (c) any allegations that the use of ' the Services, Reports or HTML code as permitted hereunder violates any intellectual property rights of any third party or is defamatory or violates any privacy or publicity rights of any third party. If WDIG makes an indemnification request to WSS, WDIG shall permit WSS to control the defense, disposition or settlement of the matter at its own expense; provided that WSS shall not, without the consent of WDIG enter into any settlement or agree to any

*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                    CONFIDENTIAL
         disposition that imposes an obligation on WDIG that is not wholly discharged or dischargeable by WSS, or imposes any conditions or obligations on WDIG other than the payment of monies that are readily measurable for purposes of determining the monetary indemnification or reimbursement obligations of WSS. WDIG shall notify WSS promptly of any claim for which WSS is responsible and shall cooperate with WSS in every commercially reasonable way to facilitate defense of any such claim; provided that the WDIG's failure to notify WSS shall not diminish WSS' obligations under this section except to the extent that WSS is materially prejudiced as a result of such failure. WDIG shall at all times have the option to participate in any matter or litigation through counsel of its own selection and at its own expense. Notwithstanding any other provision of these Terms or the Subscription Agreement to the contrary, in the event of a third party claim that is subject to indemnification under this paragraph, WDIG will have the right to terminate the Agreement and the services, effective immediately.

         10.3 INDEMNIFICATION BY WDIG. WDIG shall indemnify, defend and hold harmless WSS and its officers, agents, directors, employees and authorized representatives from and against any costs, losses, liabilities and expenses, (including court costs, reasonable expenses and reasonable attorney's fees) arising from any legal action, arbitration or other privacy related claim by a third party claimant against WSS to the extent asserting any privacy related claim arising from the association by WDIG of any personally identifiable information with data delivered by WSS to WDIG as part of the data feed services violates any statutory or common law right of any third party or any applicable law or governmental regulation. If WSS makes an indemnification request to WDIG, WSS shall permit WDIG to control the defense, disposition or settlement of the matter at its own expense; provided that WDIG shall not, without the consent of WSS enter into any settlement or agree to any disposition that imposes an obligation on WSS that is not wholly discharged or dischargeable by WDIG, or imposes any conditions or obligations on WSS other than the payment of monies that are readily measurable for purposes of determining the monetary indemnification or reimbursement obligations of WDIG. WSS shall notify WDIG promptly of any claim for which WDIG is responsible and shall cooperate with WDIG in every commercially reasonable way to facilitate defense of any such claim; provided that WSS' failure to notify WDIG shall not diminish WDIG's obligations under this section except to the extent that WDIG is materially prejudiced as a result of such failure. WSS shall at all times have the option to participate in any matter or litigation through counsel of its own selection and at its own expense. Notwithstanding any other provision of these Terms or the Subscription Agreement to the contrary, in the event of a third party claim that is subject to indemnification under this paragraph, WSS will have the right to terminate the Agreement and the services, effective upon 90 days prior written notice to WDIG.

         10.4 LIMITATION OF LIABILITY. WITHOUT LIMITING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, (I) WSS' SERVICES ARE PROVIDED

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                                       14

         ON AN "AS IS" AND "AS AVAILABLE" BASIS, AND (II) EXCLUDING THE INDEMNITIES PROVIDED IN SECTIONS 10.2 AND 10.3, IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY LOSS OF DATA, BUSINESS INTERRUPTION, OR OTHER SPECIAL, PUNITIVE, INCIDENTAL, CONSEQUENTIAL OR INDIRECT DAMAGES ARISING FROM OR IN RELATION TO THESE TERMS & CONDITIONS OR THE USE OF THE SERVICES, HOWEVER CAUSED AND REGARDLESS OF THEORY OF LIABILITY. THIS LIMITATION WILL APPLY EVEN IF SUCH PARTY HAS BEEN ADVISED OR IS AWARE OF THE POSSIBILITY OF SUCH DAMAGES. ANY WSS SERVICE OBLIGATIONS, WARRANTIES OR SERVICE LEVEL GUARANTIES INCLUDED IN THIS AGREEMENT ARE MADE TO WDIG AND ITS PARENTS, SUBSIDIARIES, AND AFFILIATES ONLY, AND NOT TO ANY OTHER PERSON OR ENTITY AND ARE CONDITIONED UPON WDIG'S USE OF THE MOST RECENT HTML CODE AND HITBOX SERVICES VERSION PROVIDED BY WSS TO WDIG FOR WDIG'S USE UNDER THE TERMS SET FORTH HEREIN OR IN A MUTUALLY-EXECUTED SERVICE ORDER.

11.0     CONFIDENTIALITY

         11.1 DUTY TO PROTECT. Except as otherwise required by law or the regulations of any securities exchange, the parties agree not to disclose Confidential Information (defined below) of the other party to any third party other than its respective directors, officers, employees and agents, advisers (including legal, financial and accounting advisers) and other persons directly or indirectly engaged to do work therefor and, with respect to WDIG, to the WDIG Affiliates (collectively, "REPRESENTATIVES"), as needed for the purposes of this Agreement. Each party agrees to protect Confidential Information disclosed by the other party from unauthorized disclosure with at least the same degree of care as it normally exercises to protect its own Confidential Information of a similar nature. Each party hereto further agrees to restrict the use of the other party's Confidential Information to use solely for the purposes contemplated by this Agreement.

         11.2 DEFINITION. "CONFIDENTIAL INFORMATION" means all non-public, confidential or proprietary information that one party or its Representatives make available to the other party or its Representatives in connection with this Agreement. "Confidential Information" includes, without limitation, the terms of this Agreement, as well as information related to the past, present and future plans, ideas, business strategies, marketing programs, activities, customers and suppliers of WDIG and the WDIG Affiliates or WSS, as the case may be. It is expressly understood that the disclosure of Confidential Information hereunder is not a public disclosure thereof, nor a sale or offer for sale of any product, equipment, process or service.

         11.3 EXCLUSIONS. "CONFIDENTIAL INFORMATION" shall not include information that: (a) was, at the time of its disclosure hereunder to the receiving party, already

                                                                    CONFIDENTIAL
         in the possession of the receiving party free of obligation to the other party to keep it confidential; (b) is or becomes generally available to the public other than as a result of a breach of this Agreement by the receiving party or its Representatives; (c) becomes available to the receiving party on a non-confidential basis from a source other than the disclosing party or its Representatives, provided that such source is not, to the knowledge of the receiving party, bound by a confidentiality agreement or other legal or fiduciary obligation of secrecy to the disclosing party; or (d) is developed independently by the receiving party.

         11.4 RESPONSIBILITY FOR REPRESENTATIVES. The parties agree that they shall be responsible for any disclosure of Confidential Information by their respective Representatives that would constitute a breach of this Agreement.

         11.5 AFFILIATES. WDIG may disclose Confidential Information to ESPN, Inc., The Walt Disney Company or any related, affiliated and subsidiary company thereof (collectively, the "EIV AFFILIATES"). EIV Affiliates to whom Confidential Information is disclosed under this Agreement shall be bound by this "Confidentiality" Section.

         11.6 RIGHT TO INJUNCTIVE RELIEF. In the event of any breach of this "Confidentiality" Section, the non-breaching party will be entitled, in addition to any other remedies that it may have at law or in equity, to seek injunctive relief or an order of specific performance.

         11.7 SURVIVAL. The provisions of this Section 11 and the obligations of the parties hereunder shall survive the termination of this Agreement for a period of two (2) years.

12.0     PUBLICITY

         12.1 NO USE OF NAME. WSS shall acquire no right under this Agreement to use, and shall not use, the names "Disney," "ABC" or "ESPN" (either alone or in conjunction with or as a part of any other word or name) or any fanciful characters or designs of The Walt Disney Company or any of its Affiliates in any advertising, publicity or promotion or other disclosures, or to express or imply any endorsement of WSS' products or services, or in any manner or for any purpose whatsoever. The provisions of this Section shall survive termination or expiration of this Agreement or any determination that this Agreement or any portion is void or voidable. Notwithstanding the foregoing, WSS may list the "Walt Disney Internet Group" as a customer on its web site and in customer lists, along with, and of equal prominence with, other customers of WSS, to be listed in alphabetical order, in a manner not unduly singled out. Before WSS includes references to "Walt Disney Internet Group" on WSS' web site or on any customer list, WSS must receive the prior written approval of WDIG in each instance, which approval may be granted or withheld by WDIG for any reason whatsoever, in WDIG's sole discretion.

                                                                    CONFIDENTIAL

         12.2 NO PUBLICITY. Neither party will issue or cause to be issued any press release or publicity regarding the other party or this Agreement, without prior coordination with and approval by the other party.

         12.3 PROCESS. The Parties may agree to certain limited publicity in a Service Order executed in advance by each of the Parties.

13.0     MISCELLANEOUS

         13.1 CONFLICTS. To the extent of any conflict among the this Master Services Agreement, any Service Orders, and any addenda attached to the Service Orders, the Service Order supersedes these terms and conditions but these terms and conditions supersede any provisions of any purchase order drafted by WDIG and all related proposals and communications, written or oral.

         13.2 CONSTRUCTION, CHOICE OF LAW, VENUE. This Agreement will be construed and enforced in accordance with the laws of the State of California without regard to its conflict of laws principles. Exclusive venue for any dispute under this Agreement will be Los Angeles County, California.

         13.3 ENTIRE AGREEMENT. This Agreement, including the appendices, Service Orders, exhibits, schedules and attachments attached hereto and incorporated herein by reference, constitutes the complete, final and exclusive understanding and agreement between the parties with respect to the transactions contemplated herein, and supersedes any and all prior or contemporaneous oral or written representation, understanding, agreement or communication between the parties concerning the subject matter hereof. The Agreements that are superceded include, but are not limited to, the following: The Master Service Agreement dated as of September 27, 2002 between WSS and WDIG and all related appendices, Service Orders, exhibits, schedules, attachments and amendments related thereto.

         13.4 AMENDMENTS. All amendments or modifications of this Agreement shall be binding upon the parties so long as the same shall be in writing and executed by each of the parties hereto. It is expressly understood and agreed that no regular practice or method of dealing between the parties hereto shall be used to modify, interpret, supplement or alter in any manner the express terms of this Agreement or any part hereof.

         13.5 HEADINGS. The titles and headings of this Agreement and the attachments hereto, and the various sections and paragraphs thereof, are intended solely for reference and are not intended for any other purpose whatsoever or to explain, modify, or place any construction on any of the provisions of this Agreement.

         13.6 ASSIGNMENT. This Agreement, including the parties' rights and obligations hereunder, may not be assigned by either party, except (a) to the

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                                       17
         transferee of substantially all of the business operations of such party (whether by asset sale, stock sale, merger or otherwise); or (b) to any entity that is controlled by, or is under common control with, such party. WSS shall not subcontract the performance of any of the Services hereunder to any third party without the prior written consent of WDIG.

         13.7 RELATIONSHIP OF PARTIES. This Agreement does not create a joint venture, partnership or principal/agent relationship between the parties hereto, nor imposes upon either party any obligations for any losses, debts or other obligations incurred by the other party except as expressly set forth herein. WSS shall in no event be entitled to participate in, or to receive any benefits from, any of WDIG's benefit or welfare plans, specifically including, but not limited to, coverage under WDIG's workers' compensation program. WSS shall be solely responsible for the payment of all Federal and state income taxes, social security taxes, Federal and state unemployment insurance and similar taxes and all other assessments, taxes, contributions or sums payable with respect to WSS and/or its employees and any subcontractors as a result of or in connection with the services performed hereunder.

         13.8 SEVERABILITY. If any restriction, covenant or provision of this Agreement shall be adjudged by a court of competent jurisdiction to be void as going beyond what is reasonable in all the circumstances for the protection of the interests of the party seeking to enforce such restriction, covenant or provision, such restriction, covenant or provision shall apply with such modifications as may be necessary to make it valid and effective. In the event that any provision of this Agreement should be found by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

         13.9 FACSIMILE SIGNATURES. This Addendum may be executed by facsimile transmission. Facsimile signatures shall hold the same force and effect as an original signature for purposes of binding the parties to this Addendum.

         13.10 NOTICE. All notices will be transmitted by private courier or facsimile transmission (with a hard copy to follow via regular mail), and will be deemed given as of the date of a written courier's receipt or electronic facsimile confirmation report. The addresses for notice to each of the parties are as follows:

         FOR WSS:

         WebSideStory, Inc.
         10182 Telesis Court, 6th Floor
         San Diego, CA 92121

         ATTN: CEO
         Phone: 858-546-0040/Fax: 858-546-0695

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         With a copy to:

         WebSideStory, Inc.
         10182 Telesis Court, 6th Floor
         San Diego, CA 92121

         ATTN: Legal Counsel
         Phone: 858-546-0040/Fax: 858-546-0695

         FOR WDIG:

         Walt Disney Internet Group
         500 S. Buena Vista St.
         Burbank, CA 91521-7691


                                                                    CONFIDENTIAL

         ATTN: [***] (or such other individual as WDIG may designate in writing)

         WITH A COPY TO:

         Walt Disney Internet Group
         500 S. Buena Vista St.
         Burbank, CA 91521-7725
         ATTN: General Counsel

IN WITNESS WHEREOF, the duly authorized representatives of each of the Parties hereto have executed this Agreement as of the day and year first written above.

WEBSIDESTORY, INC.
By: /s/ Jeff Lunsford
Printed Name: Jeff Lunsford
Title: CEO
Date: 9-4-03

*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the
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BUENA VISTA INTERNET GROUP

By: /s/ Larry Shapiro
    --------------------------------
    Name: Larry Shapiro
    Title: Executive Vice President

ESPN INTERNET VENTURES
By: Online Investments, Inc., as
    its General Partner

By: /s/ Larry Shapiro
    --------------------------------
     Name: Larry Shapiro
     Title: Executive Vice President

ABCNEWS INTERNET VENTURES
By: DOL Online Investments, Inc. as
    its General Partner

By: /s/ Larry Shapiro
    --------------------------------
    Name: Larry Shapiro
    Title: Executive Vice President

INFOSEEK CORPORATION


By:      /s/ Larry Shapiro
    --------------------------------
    Name: Larry Shapiro
    Title: Executive Vice President


ABC MULTIMEDIA, INC.


By:      /s/ Larry Shapiro
    --------------------------------
    Name: Larry Shapiro
    Title: Executive Vice President


WALT DISNEY PARKS & RESORTS ONLINE

By:      /s/ Sanjeev Tandon
    --------------------------------
    Name: Sanjeev Tandon
    Title:  VP Fin




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                                       21

                                    EXHIBIT A

                                  SERVICE ORDER

                                   [ATTACHED]

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                                       22

                                    EXHIBIT 1

                      MASTER AGREEMENT SERVICE ORDER NO. 1
                              BETWEEN WSS AND WDIG

                               (HITBOX ENTERPRISE)

1        GENERAL DEFINITIONS

         1.1 All defined terms shall have the meanings set forth in the Agreement, unless otherwise provided herein.

         1.2 "BU Contact" means an individual listed on Attachment B hereto.

         1.3      "Training/Consulting Days" has the meaning set forth in
                  Section 3.5 of this Exhibit.

         1.4 "Content Monthly Uniques Functionality" means a workaround solution that has been provided to ESPN.com with a way to track monthly uniques to their various content categories.

         1.5 "DataFeed" [***]. DataFeed includes the fields set forth in Attachment C to this Exhibit 1.

         1.6      "DataFeed Plus [***].

         1.7 "Legacy Account" means an Account in effect as of [***] (including all types of accounts including, but not limited to, accounts for the Enterprise Service, Rollups, Traffic Rollups and Global Rollups). The Legacy Accounts include, but are not limited to, the Accounts listed on Attachment A to this Exhibit 1.

         1.8 "New Account" means an Account that is not a Legacy Account but will become and be treated as a Legacy Account once the required set up fee is paid.

         1.9 "Report Builder" means software and related services for an Excel XP "plug-in" that allows HitBox data to be incorporated directly into an Excel spreadsheet. [***]. A Report Builder license is required for each computer the Report Builder software is used by WDIG to generate Reports, though WDIG is allowed to keep one additional copy of the Report Builder software for archival and/or backup purposes. .

         1.10     "Rollup Account" [***].

         1.11     "Traffic Rollup Account" [***].

         1.12     "Global Rollup Account" [***].

*** Certain information on this page has been omitted and filed separately with
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         1.13     All references to "Accounts" in this Service Order shall be to
                  Accounts for the Enterprise Service, including, but not limited to, Legacy Accounts, New Accounts, Rollup Accounts, Traffic Rollup Accounts, and Global Rollup Account unless expressly provided otherwise.

2        TERMS FOR LEGACY ACCOUNTS AND THE MONTHLY FEE

Pursuant to this Attachment, WSS shall provide Enterprise Services and certain Other Services for all the Legacy Accounts at the fees set forth in this Section 2 hereof. In consideration of the fees set forth in this Section 2, as a part of the Enterprise Services, WSS will also continue to provide WDIG with [***].


         2.1 Monthly Fee. The cost for the Enterprise Services and the certain Other Services described herein for all Legacy Accounts for each 12 month period after the Effective Date is $2,100,000 per year. This amount will be divided and payable each month of such 12-month periods in [***] increments. The static payment for the three year Term of this Agreement for the services related to the Legacy Accounts described in herein, therefore, is [***] a month for three years ("Monthly Fee").


         2.2 No limit on Total Views. Total Views across the Legacy Accounts are unlimited meaning there will be no additional or other overage charges associated with any minimum or maximum amount of Total Views. WDIG will use reasonable efforts to notify WSS in advance of any anticipated extraordinary traffic volume peaks, though its failure to do so will not constitute a breach of the Agreement.

         2.3 [***] Maintenance [***]. There will be [***] maintenance or [***] for the Legacy Accounts.

         2.4 Management of Legacy Accounts. If a Legacy Account is terminated, (1) WDIG will lose all historical data of the Legacy Account unless WDIG seeks to, and the parties, using reasonable efforts, are able to save and store the historical data elsewhere (for example, by using the Report Builder); and
                  (2) WDIG will be entitled to an additional [***]
                  Complimentary Account to replace the terminated Legacy Account (for example, if WDIG were to terminate a Legacy Account prior to using any of the [***] Complimentary Accounts described in
                  Section 2.5.1, below, WDIG will be entitled to [***] Complimentary Accounts instead of [***]). Legacy Accounts may be terminated only upon the prior written approval of the BU Contact and [***] (or such other designee of WDIG). Suspended or inactive Accounts (Accounts that are not terminated by WDIG but are not showing any activity such as counting traffic for more than one full billing month because WDIG has affirmatively untagged the Pages related to that Account) that are not terminated will not be charged any maintenance fee, but WSS may give [***] (or such other designee of WDIG) at least ten (10) days prior written notice and WDIG shall use reasonable efforts to either re-tag Pages related to that Account within such notice period or terminate the Account (though it may be reopened in the future by WDIG at [***]). Legacy

*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                    CONFIDENTIAL

                                       24
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                  Accounts may be transferred between WDIG Sites at [***] to
                  WDIG and at WDIG's discretion upon the prior written approval of the BU Contact and [***] (or such other designee of WDIG). The approvals set forth in this Section shall be evidenced by the submission to WSS of the completed forms described in Attachment E hereto, and such forms shall be sequentially numbered.

         2.5 Services and other Matters[***]. For the Term of the Agreement WSS [***] and/or any other [***] by WDIG and the [***] will completely [***] the following:

                  2.5.1    Complimentary Accounts. [***] Accounts
                           ("Complimentary Accounts") that will be treated as Lecacy Accounts after they are created.

                  2.5.2 Commerce Service. WSS shall provide [***] Commerce Service Accounts for the Term of the Agreement at [***] to WDIG.

                  2.5.3 HitBox Report Builder. WSS shall provide [***] Report Builder licenses for the Term of the Agreement at [***] to WDIG.

                  2.5.4 HitBox Data Feed. WSS shall provide [***] for [***] Accounts for the Term of the Agreement at [***] to WDIG.

                  2.5.5 Legacy Custom Reports. Legacy Custom Reports are set forth in Attachment D to this Exhibit 1. WSS shall provide all maintenance for the Legacy Custom Reports for the Term of the Agreement at [***] to WDIG.

                  2.5.6 Content Monthly Uniques. Content Monthly Uniques functionality for [***] shall be provided by WSS for the Term of the Agreement at [***] to WDIG.

                  2.5.7 New Accounts. Once the [***] is paid for a New Account pursuant to Section 3.1, below, WSS shall provide all services and maintenance related to such New Account for the Term of the Agreement at [***] to WDIG and treat the New Account thereafter as if it were a Legacy Account.

                  2.5.8 Training/Consulting Days. WSS shall provide [***] Training/Consulting Days [***] for the Term of the Agreement at [***] to WDIG. If WDIG does not use the [***] allotted [***] Training/Consulting Days, the unused Training/Consulting Days will [***] and [***] by WDIG in the [***] of the Term of this Agreement at [***] to WDIG. The [***] Training/Consulting Days do not include[***], which [***] must be preapproved by WDIG, subject to the Agreement, including Exhibit B thereof.

                  2.5.9 The Complimentary Accounts, Commerce Service Accounts, Report Builder licenses, and Training/Consulting Days described in this Section
                           2.5 may be [***] during the Term of this Agreement at WDIG's discretion but will not be created and/or used without the prior written approval of [***] (or such other designee of WDIG).

3        TERMS FOR NEW ACCOUNTS AND SERVICES

         3.1 Terms for New Accounts. Beyond the Complimentary Accounts, WDIG may request that WSS establish New Accounts only with the prior written approval of the Business Contact and [***] (or such other designee of WDIG). WDIG shall not be obligated to pay any fees for any New Accounts established without such prior

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                  written approval. For those properly-established New Accounts, the fees for each New Account (no matter what type of account including, but not limited to "regular", Traffic Rollup, and Global Rollup Accounts) shall be a one time [***] set up fee ("One Time Fee"). Once the One Time Fee is paid for a New Account, that New Account will thereafter become part of and be treated as a Legacy Account and [***] will accrue (except that WDIG will continue to pay the Monthly Fee of [***] which shall cover the costs and maintenance of all Legacy Accounts including any added New Account that has become a Legacy Account after the applicable One Time Fee is paid).

         3.2      WDIG may purchase "bulk" New Accounts at the following rates:

                  3.2.1 [***] New Accounts at the rate of [***] per New Account (total [***])

                  3.2.2 [***] New Accounts at the rate of [***] per New Account (total [***])

         If WDIG purchases bulk New Accounts there is no set time period that such bulk New Accounts must be set up in (by example, if WDIG buys a bulk of [***] New Accounts at [***] it could have [***] New Accounts set up immediately, and the other [***] New Accounts set up two months later or at some other time).

         3.3 HitBox Other Services. WDIG may add other HitBox Commerce Service accounts, HitBox DataFeed Plus, and/or Other Services to the services provided by WSS pursuant to Section 2.8 of the Agreement.

         3.4 Custom Reports and Hit Box Report Builder licenses. As set forth in Exhibit C of the Agreement, the charge for WSS to develop new Reports (as opposed to updating the information contained in currently-provided Reports) shall be no more than [***]. This [***] charge shall also apply to significant changes to currently-provided Reports (such as changes that would cause WSS to incur more than [***] in costs), significant changes in the type of Statistics to be included in currently-provided Reports, or the creation of a significant number of any Excel macros. There will be [***] charges for any Custom Reports ordered, including [***] additional management and/or maintenance fees. WDIG may add HitBox Report Builder licenses during the term of the Agreement in addition to the [***] ones set forth in Section 2.5.3, for the annual [***] of [***] per license.

         3.5 Consulting and Training. Upon request by WDIG, WSS will provide consulting and/or training to WDIG at a cost of [***] per full day (defined as [***] hours)("Training/Consulting Days"), [***] preapproved by WDIG, subject to the Agreement, including Exhibit B thereof. WDIG will be billed separately for reasonable travel, lodging and Video Teleconferencing expenses pre-approved by WDIG and incurred in accordance with Exhibit B of the Agreement. Less than full day Consulting and/or Training engagements will be negotiated on a case-by-case basis.

         4.0      PUBLICITY

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         4.1      Case Study. WDIG will allow WSS to work with certain of its business units to develop and publish one case study per quarter (up to 12 for the 3 year Term). WDIG shall make commercially reasonable efforts to make personnel at such business units available to WSS. No such case study may take more than a reasonable amount of time or effort on the part of WDIG, its business units, or any of their respective personnel. In addition, WSS shall request time from such resources with reasonable notice, and shall provide the case study to WDIG for review prior to distribution. No case study shall be distributed without WDIG's prior written approval in each instance, which approval may be granted or withheld in WDIG's sole discretion for any reason whatsoever. Case studies may be distributed by WSS in hard copy, via email, or in response to inquiries (made online or otherwise) for case studies; provided, however, that any distribution of case studies by WSS must be to select third parties and may not be included in any mass distribution. Under no circumstances may any case study be posted on a website. WDIG, at its discretion, may require WSS to distribute case studies without identifying WDIG and/or any Disney company in the case study.

         4.2 Reference Account. WDIG will act as a reference account for at least one potential HitBox Enterprise customer per quarter at the sole discretion of WDIG.

5.0      SERVING OF JS FILES

                  All WDIG Sites serve and shall continue to serve their own JS files or will have entities other than WSS serve the JS files for them.

6.0      INVOICES AND PRICING

         6.1 WSS will send a single invoice to WDIG one month in advance and on a monthly basis for all monthly usage fees. By means of example and not limitation, WSS shall send an invoice to WDIG on November 1, 2003 for Services to be provided in the month of December 2003. Such invoice would be payable on December 1, 2003.

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                                  ATTACHMENT A
                                 LEGACY ACCOUNTS

Attached is a list of the Legacy Accounts with name, Account number, WDIG business unit and monthly Total Views as well as the type of Account they represent (Regular, Rollup, Global, etc.).

                                     [***]

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                                  ATTACHMENT B
                             BUSINESS UNIT CONTACTS

The following individuals are authorized to open new Accounts, close existing Accounts, transfer existing Accounts, and create new user Accounts (for their respective business units, only), with their own written approval and that of [***], using the a form attached as Attachment E to this Exhibit 1:

[***]
This Attachment B may be amended from time-to-time by WDIG providing written notice to WSS.

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                                  ATTACHMENT C
                            DATAFEED INCLUDED FIELDS

[***]

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                                  ATTACHMENT D
                              LEGACY CUSTOM REPORTS

[***]

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                                  ATTACHMENT E
                          APPROVAL FORM PER SECTION 2.4

[***]

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                                    EXHIBIT B

                         REIMBURSABLE EXPENSE GUIDELINES

GENERAL:

All travel should be booked by the WSS through Disney's Corporate Travel Division. Arrangements will be made for air fare, hotel, and rental cars. The traveler should communicate to Disney's Corporate Travel Division that the travel is on behalf of WDIG in order to obtain any applicable discounts. The airline ticket, car rental and hotel charges shall be paid directly by the traveler and reimbursement requested through normal invoicing.

         Disney's Corporate Travel Division can be reached between 7:00 am and 6:00 pm PST by calling - [***]

For all international travel please call:                              - [***]

For general information or the main receptionist please call:          - [***]

Original invoices and receipts shall be submitted to substantiate all charges.

AIR TRAVEL:

All travelers shall fly coach on a Disney-preferred airline as directed by Corporate Travel.

HOTELS:

Travelers will be booked into Disney-owned hotel properties or one of the hotels participating in Disney's preferred hotel program. The Corporate Travel Division will direct the traveler to an appropriate hotel.

Requests for specific hotels will be honored if the rate is the same or lower than the hotel booked by Disney's Corporate Travel Division.

Lodging expenses shall include the cost of the room plus applicable taxes. It does not include room service, recreation or any other direct charges to the room. See Miscellaneous Travel Expenses for further discussion regarding these charges.

AUTOMOBILE EXPENSE:

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Auto rentals will be provided by one of Disney's preferred car rental suppliers as directed Corporate Travel, and billing shall be direct to the traveler. Reimbursement will cover no more than the cost of a full size car. Additional insurance coverage, as provided in the rental agreement, will not be reimbursed. Mileage for travel in WSS' or WSS' employees own vehicles is paid at the rate of [***] mile for mileage incurred. Mileage should be supported by appropriate contemporaneous logs. Limousine service is expressly prohibited unless authorized in advance and in writing by the Project Manager.

MISCELLANEOUS TRAVEL EXPENSES:

Original receipts shall be submitted for all expenses in order to be reimbursable. These expenses shall include all meals, taxi fares, parking and other costs for which receipts can be typically obtained.

Expenses, such as tips, which are usually unreceipted should be reasonable for the service provided and supported by a personal log or other contemporaneous record. Employee expense reports submitted as documentation for reimbursement are to be signed by appropriate management personnel and are to include original receipts as supporting documentation. Documentation of business meals shall include the names of all individuals, the date of the meals, the business relationship of the individuals and the business topic of discussion.

Per diem expenses for meals, tips and incidentals shall not exceed [***] or [***] for "high cost" cities. The following are considered "high cost" cities:

                  Atlanta, GA         New York, NY
                  Birmingham, AL      Oakland, CA
                  Boston, MA          Philadelphia, PA
                  Charlotte, NC       Phoenix, AZ
                  Chicago, IL         Pittsburgh, PA
                  Dallas, TX          San Diego, CA
                  Honolulu, HI        San Francisco, CA
                  Houston, TX         San Jose, CA
                  Los Angeles, CA     Santa Barbara, CA
                  Newark, NJ          Seattle, WA
                  New Orleans, LA     Washington, DC

OTHER EXPENSES:

Reimbursement for such costs as reproduction, computer time, CADD time, air freight, postage and long distance telephone calls will be made upon presentation of satisfactory documentation. This documentation may include office logs which indicate a reasonable effort to identify specific costs with the appropriate project.

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SUBCONSULTANTS:

If the traveler, in performing its contractual services, has received WDIG's prior written consent to employ other consultants ("SUBCONSULTANTS"), the following shall apply:

         1. The traveler shall coordinate the services of any Subconsultants.

         2. The traveler agrees to incorporate as a condition of employment the applicable provisions set out in the traveler's contract with Disney.

NOTE: All of the above expenses will be reimbursed at actual cost without mark-up upon approval by the Project Manager.

(END OF EXHIBIT B)

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                                    EXHIBIT C

                       TERMS GOVERNING CUSTOMIZED REPORTS

Except as expressly provided herein, the terms and conditions regarding additional Reports shall be set forth in an amendment to the Agreement.

Custom Report Consulting Services fees will be no more than [***].

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                                    EXHIBIT D

                             SERVICE LEVEL GUARANTY

Counting Services (such as the Enterprise Service) will be available for not less than [***] and viewing access to the Statistics will be available for not less than [***] of each calendar week beginning on Monday at 12:01 a.m. and ending on Sunday at midnight. "Availability" will be calculated and reported in accordance with the rules set out below.

If in any calendar week Availability for counting of traffic at any of WDIG's Accounts is less than [***] ("Counting Availability") or Availability for WDIG end users to access the WDIG Statistics for an Account or Accounts is less than [***] ("Viewer Availability"), WSS will provide a service credit (a "Service Credit") to WDIG. The amount of the Service Credit will be determined in accordance with the rules set out below.

[***]

Where:

[***].

Downtime is calculated from the time of commencement of the fault in WSS' Services due to factors within WSS' systems or networks and ends when the service is restored to full working order as determined by WSS and WDIG jointly, but excludes previously scheduled maintenance of which WDIG has been notified in advance. Viewing Downtime also excludes isolated individual instances of WDIG end users being unable to access the WDIG Statistics for an Account or Accounts when other WDIG end users remain able to access such Statistics. WSS will undertake such scheduled maintenance only during times designed to minimize effects on the accuracy of the Statistics.

In the event of any Downtime, WSS will promptly and accurately report such Downtime to WDIG. Such report will be in writing and will include, at a minimum, the start time of the Downtime, the end time of the Downtime and the understood reason for the Downtime.

If (a) Counter Availability with respect to any of WDIG's web sites is below [***] but more than [***] in any particular week or (b) Viewer Availability with respect to any of WDIG's web sites is below [***] but more than [***] in any particular week then WSS will provide a Service Credit to WDIG against amounts payable by WDIG under this Agreement in an amount equal to half of the amount that would otherwise be due from WDIG for the affected Service Account or Accounts for such week. If (x) Counter Availability with respect to any of WDIG's web sites is at or below [***] in any particular week, or (y) Viewer Availability with respect to any of WDIG's Accounts is at or below [***] in any particular week, then WSS will provide a Service Credit to WDIG against amounts payable by WDIG under this Agreement in an amount equal to all of the amount that

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would otherwise be due from WDIG for the affected Service Account or Accounts for such week. The parties agree that in the event that (1) Counter Availability with respect to any of WDIG's web sites is less than [***] during any calendar week or (2) Viewer Availability with respect to any of WDIG's Accounts is at or below [***] in any particular week, WDIG shall have the right to terminate this Agreement upon one week's notice to WSS with such notice being sent no later than 30 days after the end of week during which the Downtime occurred. The Service Credits shall be the limit of WSS' liability for the non-availability of the Services or any other failures of the Service. The parties agree that the foregoing sentence shall not be deemed to limit the exception set forth in the first sentence of Section 10.1 of the Agreement or to limit any of WDIG's termination rights set forth herein.

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                                    EXHIBIT E

                              AVAILABLE STATISTICS

                                     [***]

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                                    EXHIBIT F

                                WDIG COMPETITORS

[***]

     And the parents, subsidiaries, and affiliates of the foregoing.

This Exhibit F may be amended from time-to-time by WDIG providing written notice to WSS.

*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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